EXHIBIT 10.93

APPROVAL AND CONSENT

THIS APPROVAL AND CONSENT (“Consent”) is made as of September 23, 2005 by and among RITA Medical Systems, Inc., a Delaware corporation (“RITA”), and the holders of warrants to purchase Common Stock of RITA issued on or about November 24, 2004 signing below (the “Holders”).

RECITALS

A.
RITA and the Holders are parties to those certain Stock and Warrant Purchase Agreements by and between RITA on one hand and each of the Holders and other investors identified therein on the other hand (collectively, the “Investors”), dated as of November 24, 2004 (collectively, the “Purchase Agreements”). Pursuant to the Purchase Agreements, RITA issued to each of the Investors warrants to purchase Common Stock of RITA (the “Offering Warrants”).

B.
On June 8, 2005, RITA’s 2005 Stock and Incentive Plan (the “2005 Plan”) was approved by RITA’s stockholders and as a result, RITA will cease to issue securities to directors, officers, employees or consultants of RITA or its subsidiaries in connection with their service as directors of RITA or a subsidiary of RITA, their employment by RITA or a subsidiary of RITA or their retention as consultants by RITA or a subsidiary RITA under RITA’s 2000 Stock Plan and will issue such securities to such persons pursuant to the 2005 Plan.

C.	The definition of “Excluded Stock” in Section 2(d) of the Offering Warrants includes RITA’s 2000 Stock Plan but not the 2005 Plan.

D.
Pursuant to the definition of “Excluded Stock” in Section 2(d) of the Offering Warrants, holders of Offering Warrants exercisable for 80% of the Warrant Shares (as defined in the Offering Warrants) issuable upon exercise of the then outstanding Offering Warrants (such holders, the “80% Holders”) may approve the issuance, or deemed issuance, of securities of RITA for any purpose and in any amount without triggering the adjustment of the Warrant Price (as defined in the Offering Warrants) pursuant to Section 2(d).

E.	The Holders together constitute at least the 80% Holders.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.
Approval and Consent. Notwithstanding any provision in the Offering Warrants to the contrary, the Holders, representing the 80% Holders, hereby approve and consent to the issuance, or deemed issuance, of RITA securities to directors, officers, employees or consultants of RITA or its subsidiaries in connection with their service as directors of RITA or a subsidiary of RITA, their employment by RITA or a subsidiary of RITA or their retention as consultants by RITA or a subsidiary RITA under RITA’s 2005 Plan without any such issuance or deemed issuance triggering any adjustment of the Warrant Price pursuant to Section 2(d) of the Offering Warrants. The foregoing approval and consent is effective as of June 8, 2005.

2.	Governing Law. This Consent shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law.

3.	Capitalized Terms. Capitalized terms not defined in this Consent shall having the meaning attributed to them in the Offering Warrants.

4.	Continuing Effect. Except as expressly provided for herein, the Offering Warrants shall continue to be, and shall remain, in full force and effect in accordance with their terms.

5.
Counterparts. This Consent may be executed in any number of identical counterparts, including by electronic or facsimile transmission, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

6.	Successors and Assigns. All the terms and provisions of this Consent shall be binding and inure to the benefit of the respective successors and assigns of RITA and the Investors.

7.	No Consideration. The Company represents and warrants to the undersigned that no Investor has been given or paid any consideration for its execution of this Consent or any consent of similar purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned parties have caused this Approval and Consent to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

RITA MEDICAL SYSTEMS, INC.

By:   /s/ Joseph DeVivo

Name: Joseph De Vivo
Title: President and Chief Executive Officer

SF CAPITAL PARTNERS LTD.

By:   /s/ Brian H. Davidson

Name: Brian H. Davidson
Title: Authorized Signatory

BAYSTAR CAPITAL II, L.P.

By:   /s/ Larry Goldfarb

Name: Larry Goldfarb
Title: Managing Partner

WALKER SMITH CAPITAL, L.P.
WALKER SMITH CAPITAL (QP), L.P.
WALKER SMITH INTERNATIONAL FUND, LTD.

By:   /s/ Joe Worsham

Name: Joe Worsham
Title: Chief Operating Officer

CAPITAL VENTURES INTERNATIONAL

By:   /s/ Martin Kobinger

Name: Martin Kobinger
Title: Investment Manager

[Signature Page to Approval and Consent]